EXHIBIT A:
POWER OF ATTORNEY
(Covering SEC Filings Only)
     The undersigned, holder of 5% or more of the outstanding shares of Common Stock of Hudson Valley Holding Corp. (the “Company”), hereby appoints each of James J. Landy, the President and Chief Executive Officer of the Company, and Stephen R. Brown, the Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company, each acting singly rather than jointly, as attorney in filing on behalf of the undersigned all reports on Schedule 13-D; Schedule 13-G, required to be filed by the undersigned, in his/her capacity as a holder of 5% or more of the outstanding shares of Common Stock of the Company, pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended.
     The foregoing appointment shall remain in effect until revoked in writing by the undersigned or until six months following the date on which the undersigned is no longer a holder of 5% or more of the outstanding voting securities of the Company.
Executed this 9th day of February, 2006.

Signature:	/s/ Josephine Abplanalp

Print Name:	Josephine Abplanalp